                                                                  Exhibit (6)(d)

                               SECOND AMENDMENT TO
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

     AMENDMENT made this 21st day of September, 2005, between BNY HAMILTON FUNDS, INC., a Corporation organized under the laws of the State of Maryland (the "Corporation"), and BNY HAMILTON DISTRIBUTORS, INC., a Delaware corporation (the "Distributor") to that certain Amended and Restated Distribution Agreement dated June 30, 2003, under which the Distributor performs distribution services for the Corporation (as amended and in effect on the date hereof, the "Agreement").

     WHEREAS, under the Agreement, the Distributor is designated as the Corporation's distributor and performs the distribution services for the Corporation that are enumerated in the Agreement;

     WHEREAS, the Agreement provides that the Corporation has adopted a Plan of Distribution pursuant to Rule 12b-1 in respect of certain classes of shares of each series of the Corporation set forth in Schedule A to the Agreement;

     WHEREAS, the Corporation has added new classes of shares.

     NOW THEREFORE, the Corporation and Distributor agree to replace the third WHEREAS clause in the Agreement with the following:

     "WHEREAS, the Corporation has adopted a Plan of Distribution pursuant to Rule 12b-1 in respect of the Class A Shares, Class C Shares, Investor Class, Classic Class or Retail Class of shares of each Series, as applicable, under the 1940 Act (a "12b-1 Plan"), and each Series may elect to make payments to the Distributor pursuant to such 12b-1 Plan; and"

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

                                        BNY HAMILTON DISTRIBUTORS, INC.


                                        By:
                                            ------------------------------------


                                        BNY HAMILTON FUNDS, INC.

                                        By:
                                            ------------------------------------